Letter to Shareholders: Q3 2021

Key quarterly metrics:


Gross written premium ($M)
$119.6
$164.6
$204.6
3Q 2019
3Q 2020
3Q 2021


Gross earned premium ($M)
$99.9
$154.4
$189.4
3Q 2019
3Q 2020
3Q 2021


Gross accident period loss ratio
100.3%
79.6%
91.3%
3Q 2019
3Q 2020
3Q 2021


Gross LAE ratio
12.7%
9.9%
10.6%
3Q 2019
3Q 2020
3Q 2021


Gross profit ($M)
$(36.5)
$0.7
$(16.1)
3Q 2019
3Q 2020
3Q 2021


Direct contribution ($M)
$(31.1)
$(5.5)
$(10.5)
3Q 2019
3Q 2020
3Q 2021

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Dear Shareholders: Key to Root’s long-term success as an auto-first carrier led by an actuary is evolving and leveraging the competitive advantages afforded by our data science and technology stack, differentiating and diversifying our distribution, and continuing to improve our insurance operations and customer experience. We’ve sharpened the focus on these core areas of our business and are pleased to report we are making measurable progress against each, better positioning us to deliver sustainable, long-term value to all stakeholders. Third-quarter highlights include: • Developing the embedded product that will power our exclusive partnership with Carvana that we announced in August • Diversifying our distribution channels through the growth of our partnership channel, bringing the ease of use of our technology to the independent agency channel, and decreasing our reliance on performance marketing • Reducing sales and marketing spend 40% since last quarter in response to record-high inflation caused by supply chain issues; this allows us to prudently manage capital, reduce customer acquisition costs, and drive a $45 million quarter-over-quarter improvement in operating loss; we expect further reduction in sales and marketing spend in the coming quarters • Growing gross written premium 24%, driven by the halo effect of previously committed marketing dollars • Improving underwriting results through better segmentation and customer understanding through model updates including UBI 4.0 and McModel 4.1, our latest telematics and pricing models, and refining traditional underwriting techniques • Following quarter close, we repaid both our term loan A and term loan B. We have signed an exclusive term sheet with BlackRock Financial Management, Inc., on behalf of funds and accounts under its management (“BlackRock”), to put in place a larger term loan facility with a longer maturity than our previous structure. We expect to work in good faith with BlackRock to close the facility before year-end, subject to negotiation and documentation of final terms and the terms and conditions contained in the definitive documentation. During the quarter, we announced that Root is consolidating the Chief Revenue and Chief Operating Officer responsibilities under Dan Rosenthal, one of Root’s most experienced operating executives. The move demonstrates the importance of placing marketing, insurance, and business growth development under a single leader. In his new role, Dan’s mandate is to drive profitable top-line growth and streamline operations. We have Letter to Shareholders: Q3 2021 ____________________________________________________________________________________________________________ 3

initiated a search for a new Chief Financial Officer, and Dan will continue to serve in that capacity until his successor is identified. We’re clear on what we need to do as an organization to achieve the vision and goals Root was founded on: build world class technology to address long-standing inefficiency and bias in the auto insurance industry, provide a great customer experience at all touchpoints, and deliver long-term value to our shareholders through strong underwriting results and prudent capital management. It is through these actions that we secure our future success. Q3 2021 highlights: All figures are compared to Q3 2020 unless otherwise stated. • Gross written premium increased 24% to $205 million • Gross earned premium increased 23% to $189 million; Gross earned premium from seasoned states increased to 76% Gross earned premium by seasoned versus unseasoned 54% 69% 73% 78% 76% 46% 31% 27% 22% 24% Seasoned Unseasoned 3Q 2020 4Q 2020 1Q 2021 2Q 2021 3Q 2021 —% 20% 40% 60% 80% 100% Letter to Shareholders: Q3 2021 ____________________________________________________________________________________________________________ 4

Letter to Shareholders: Q3 2021

- Renewal premium % of gross earned premiums remained roughly steady over Q3 2020 at 60%.


Renewal premium % of gross earned premium
70%
60%
50%
40%
30%
20%
10%
—%
42%
48%
45%
51%
64%
66%
62%
59%
60%
3Q 2019
4Q 2019
1Q 2020
2Q 2020
3Q 2020
4Q 2020
1Q 2021
2Q 2021
3Q 2021

- Gross profit decreased by $17 million to ($16) million as our results remain pressured by the current loss cost environment

Below, we'll provide performance highlights for each of our key business drivers: customer experience/product, underwriting, and growth.

Customer experience/product

We operate our business with the consumer at the center of all we do. We have growing amounts of real-time data that provide an understanding of our customers, paired with world-class technology that allows us to respond to changes quickly. Our technology allows us to deliver a quote in less than a minute, something that differentiates our product offering in our direct channel and also provides meaningful opportunities to build differentiated access to customers and broaden our distribution.

Distribution

Diversifying our marketing channels by leveraging our technology platform widens and deepens our funnel, enabling us to reach more consumers and drive future profitable growth. In previous quarters, we placed heavy reliance on performance marketing channels for customer acquisition, exposing us to significant cost increases and unacceptably low returns as experienced earlier this year.

This quarter, we significantly dialed back our spend in performance marketing, reducing sales and marketing spend 40% over last quarter. This move away from performance marketing investments has both greatly reduced our customer acquisition costs and provided us with additional bandwidth to prioritize expansion of our partnership

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channel and further development of our independent agency offering. We believe this is a prudent use of capital, particularly given the current elevated macro loss environment. A more diversified channel approach will enable us to further reduce customer acquisition costs, attract customers with higher lifetime values, and provide us with additional levers to deliver strong and profitable top-line growth. Root’s technology enables us to embed our product offering in moments that make the most sense for consumers. Our exclusive partnership with Carvana is powerful recognition of how Root can offer a seamless experience to include insurance at the point of vehicle sale. While Root and Carvana had been collaborating through a basic partnership for a year, it became clear to leadership of both companies that there was a unique opportunity to drive value for both businesses through a deepened relationship. We are humbled that after getting to know Root even better, Carvana engaged with us on an exclusive basis and made a $126 million investment in our company. Since announcing our partnership three months ago, cross-functional Root and Carvana teams have been hard at work developing an exceptional product. Through our shared technology-first approach, we’re moving quickly to bring a fully integrated, point-of-sale offering to the market. We are currently live testing the first iteration in 12 states, and early signs are promising both in customer interest and the product’s ease of use. We look forward to providing additional details around the partnership and related product offerings in the quarters ahead. We have also been investing to bring the speed and ease of our technology to the independent agency channel. This channel provides access to a larger demographic of customers and has staying power. For the past decade, this channel has accounted for roughly 1/3 of the market. We developed an efficient quote and bind process that reduces the time an agent needs to spend with each customer, making agencies far more efficient. Thus far, the results and feedback have been very encouraging. We are currently in the testing phase in five states, with agents reporting they value Root’s ability to provide a quote in a fraction of the time required on other carriers’ platforms. As we continue to test and incorporate agent feedback to create a better agent experience, we’re building yet another channel that we expect to deliver incrementality and profit. We believe diversifying our marketing channels by leveraging our unique technology assets will drive long-term profitable growth at attractive returns for shareholders. Through our broadened channel strategy, we also enhance our ability to reach customers that retain longer and at better unit economics than we have been experiencing recently through performance marketing channels. These new channels are expected to become a growing part of Root’s book over the next year. Letter to Shareholders: Q3 2021 ____________________________________________________________________________________________________________ 6

Product Root has created a product development engine powered by proprietary technologies and data science platforms that allows us to deliver innovative products across channels efficiently and at attractive prices. We are nimble and able to iterate quickly in response to changing market dynamics, marketplace inefficiencies, and feedback from our partners and customers. These strengths are opening doors for Root that we are just beginning to explore. Delivering premium, flexible products and a great consumer experience will create loyal customers and improve customer retention over time. UBI 4.0 rollout update During the third quarter, we continued to roll out the latest iteration of our telematics model. UBI 4.0 is currently active in 20 of our 31 states, representing roughly 70% of our addressable market. UBI 4.0 allows us to do more with less by enabling a telematics quote with less data, identifying new market segments where Root can be competitive, and creating better segmentation in areas of the market where we are already writing business. Since the rollout, we’ve been able to extend quotes to roughly 10% more users. Iterating on our telematics models provides incremental benefits and lift with each successive version and will continue to make us stronger. We also continue to see data sets scaling accelerate the momentum of our business flywheel by improving our pricing algorithms to make us better at segmenting risk and help us bring down insurance prices for good drivers, Letter to Shareholders: Q3 2021 ____________________________________________________________________________________________________________ 7

Letter to Shareholders: Q3 2021

validating our model and giving us confidence that over time we will be able to attract and retain a better, more profitable mix of drivers.

% Drivers in force in top quartile of U.S. drivers


40%
38%
35%
33%
Fraction of PIF
Mar 2019
Sep 2019
Mar 2020
Sep 2020
Mar 2021
Sep 2021
Good driver rate

% Drivers in force in bottom quartile of U.S. drivers


12%
11%
10%
9%
8%
Fraction of PIF
Mar 2019
Sep 2019
Mar 2020
Sep 2020
Mar 2021
Sep 2021
High-risk driver

Underwriting

We've learned a great deal about underwriting since issuing our first policy five years ago. We've migrated from using "me too" filings and outsourcing most of the back-end support to bringing everything in-house and building the infrastructure to support a fast-growing insurance carrier. As a full stack insurance carrier, combining insurance underwriting with our technology advantage is necessary to unlocking the full potential of our platform.

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Root’s technology continues to be a key strength, enabling us to implement change quickly and improve pricing accuracy through a growing universe of data sets. We are in the process of rolling out McModel 4.1, our latest countrywide pricing model, which leverages Root’s growing data sets to expand the set of modeled coverages, improve segmentation, and better predict the lifetime value of a potential customer. We have continued to engage in traditional blocking and tackling to improve our underwriting capabilities. We are tightening our underwriting by refining our contracts and endorsements, minimizing loss leakage from these areas that will drive more profitable business. Over the past year and a half, we’ve built out our state management group, better understanding the nuances of each individual jurisdiction to unlock state-level efficiencies. For example, Root recently entered into a fronting arrangement with a Texas county mutual. This is an arrangement commonly used by insurance carriers that write business in Texas, allowing for greater pricing flexibility that we believe will enable us to more accurately segment risk in Texas and drive better profitability. As continued underwriting improvements build, we believe our technology advantages will become even more apparent in the economics of our business. Loss cost environment During the third quarter, our loss ratio remained pressured by industry-wide frequency and severity trends. This quarter, our gross accident period loss ratio increased 12 points to 91% compared with Q3 2020, though it improved 9 points compared with Q3 2019 (pre-COVID-19 impact). The magnitude of the increase was driven by 8 points of severity and 9 points of frequency as inflationary pressures continue and miles driven remain above pre-pandemic levels, partially offset by rate increases earning into the book. We have been successful in leveraging our technology and data science advantages to quickly respond to the current environment. We have taken 13 rate increases during the third quarter to bring down the loss ratio as they earn into the book. The power of our rating engine is demonstrated through our ability to access data in real time, analyze it quickly and accurately for rate need indications, and provide that granular data to regulators. Our technology allows us to implement approved rates in a matter of days, versus weeks to months for many peers, and provides us with operating efficiencies that are particularly important in today’s inflationary loss cost environment. We will continue to take rate action and work with regulators to ensure we are offering fair and appropriate prices to our customers while driving towards a fair return for our shareholders. Reacting to these trends with speed will put us in a much better position to deploy capital in coming quarters when our pricing reflects the new cost levels, especially compared to those competitors who are slow to react. Letter to Shareholders: Q3 2021 ____________________________________________________________________________________________________________ 9

As a new carrier, our loss ratio is also meaningfully impacted by our high mix of new business compared to renewal business. We expect this dynamic to continue for some time, especially in periods of strong growth. However, our seasoned states analysis below demonstrates that in markets where we (1) have been writing for a minimum of one year, (2) have at least two pricing filings, and (3) are able to fully implement the power of our platform, our telematics and pricing models deliver meaningful, sustainable improvement in our loss ratio. Letter to Shareholders: Q3 2021 ____________________________________________________________________________________________________________ 10

Growth The depth and breadth of knowledge and the insights we have gleaned since our founding have proven to be invaluable. It is knowledge that cannot be purchased or acquired through anything other than the real-world experience we at Root have lived. It is with the benefit of this knowledge and insight that we are making the decisions that will drive the long-term success of our business. During the third quarter, gross written premiums increased 24% and policies-in-force increased 18%. While we pulled back on performance marketing spend in the quarter, the tail effect from dollars previously committed drove outperformance in the top line. Outlook We remain on the path we laid out last quarter. We are aligning the key pillars of our offering and using our technology and customer knowledge to competitively acquire profitable business. We have reined in customer acquisition costs in an inflationary environment and are actively laying the foundation for profitable growth. We continue to expect gross written premium to reflect year-over-year declines in the fourth quarter and the first half of 2022 as we take active steps to reposition our marketing investments, pursue more cost-efficient distribution channels, and otherwise reduce our customer acquisition costs and operating loss. These steps have given us a more optimistic view of full-year operating income, which we now expect to close the year on the favorable side of the mid-point of our original guidance of $(555)-$(505) million. We also expect a meaningful improvement in full-year operating loss in 2022 as we focus our efforts on our most efficient customer acquisition channels and on building our product to deliver long-term value. Letter to Shareholders: Q3 2021 ____________________________________________________________________________________________________________ 11

Looking ahead We are as excited as ever about Root’s future and remain committed to leveraging our technology to go after opportunities ahead. We will continue investing in our business, improving our insurance operations, strengthening our competitive advantages, pursuing new and innovative ways to connect with customers by utilizing our technology-first and customer-centric approaches, and prudently managing capital. Our ability to quickly iterate and implement changes to our approach makes us stronger as we build an infrastructure that is made to last. In quarters ahead, our success can be measured through improvement in underwriting results over time, contribution to the top line from increasingly diverse channels, and a technology advantage that is reflected in our bottom-line results. We are grateful to our employees, who drive Root’s ongoing mission every day with passion and purpose, our customers for trusting us with such an important purchase, and our shareholders for their support. Alex Timm Daniel Rosenthal Co-Founder & CEO CRO, COO & CFO Letter to Shareholders: Q3 2021 ____________________________________________________________________________________________________________ 12

Non-GAAP financial measures This letter and statements made during the above referenced webcast may include information relating to Adjusted Gross Profit (Loss) and Direct Contribution, which are "non-GAAP financial measures." These non-GAAP financial measures have not been calculated in accordance with generally accepted accounting principles in the United States, or GAAP, and should be considered in addition to results prepared in accordance with GAAP, GAAP Gross Profit (Loss), and should not be considered as a substitute for, or superior to, GAAP results. In addition, Adjusted Gross Profit (Loss) and Direct Contribution should not be construed as indicators of our operating performance, liquidity, or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions. Therefore, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies. Our management uses these non-GAAP financial measures, in conjunction with GAAP financial measures, as an integral part of managing our business and to, among other things: (1) monitor and evaluate the performance of our business operations and financial performance, (2) facilitate internal comparisons of the historical operating performance of our business operations, (3) facilitate external comparisons of the results of our overall business to the historical operating performance of other companies that may have different capital structures and debt level, (4) review and assess the operating performance of our management team, (5) analyze and evaluate financial and strategic planning decisions regarding future operating investments, and (6) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments. We have not reconciled Adjusted Gross Profit (Loss) and Direct Contribution outlook to GAAP Gross Profit (Loss) because we do not provide an outlook for GAAP Gross Profit (Loss) due to the uncertainty and potential variability of factors used to calculate GAAP Gross Profit (Loss). Because we cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP Gross Profit (Loss). For more information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP financial measures” and “Reconciliation of GAAP to non-GAAP financial measures” below. Letter to Shareholders: Q3 2021 ____________________________________________________________________________________________________________ 13

Forward-looking statements This letter contains—and statements made during the above-referenced webcast will contain— forward-looking statements relating to, among other things, the future performance of Root and its consolidated subsidiaries that are based on Root’s current expectations, forecasts, and assumptions, and involve risks and uncertainties. These include, but are not limited to, statements regarding: • Our expected financial results for 2021 • Our ability to successfully enter into a new term facility with BlackRock on the anticipated terms or at all • Our ability to retain existing customers, acquire new customers, and expand our customer reach • Our ability to remove the use of credit score from our rating variables no later than 2025 • Our expectations regarding our future financial performance, including total revenue, gross profit, adjusted gross profit, direct contribution, gross loss ratio, marketing costs and costs of customer acquisition, gross LAE ratio, quota share levels, and expansion of our renewal premium base • The impact of the COVID-19 pandemic on our business and financial performance • Our goal to be licensed in all states in the United States and the timing of obtaining additional licenses and launching in new states • The accuracy and efficiency of our telematics and behavioral data, and our ability to gather and leverage additional data • Our ability to materially improve retention rates • Our ability to release new products and features and the timing and effectiveness of those releases, including our new Algorithm Version 4.0 and McModel 4.1 • Our ability to underwrite risks accurately and charge profitable rates • Our ability to drive improved conversion and decrease the costs of customer acquisition with improved customer characteristics • Our ability to operate a “capital-light” business and obtain and maintain reinsurance contracts • Our ability to realize economies of scale and grow margins • Our ability to expand our distribution channels through additional partnership relationships, independent agencies, digital media, and referrals • Our ability to protect our intellectual property and any costs associated therewith • Our ability to expand domestically and internationally • Our ability to build an embedded insurance offering • Our ability to drive a significant long-term competitive advantage through our partnership with Carvana • Our ability to deliver a vertically integrated customer experience • Our ability to develop products that utilize our telematics to drive better customer satisfaction and retention • Our ability to develop an autonomous claims experience Letter to Shareholders: Q3 2021 ____________________________________________________________________________________________________________ 14

• Our ability to take rate action early and react to changing environments Root’s actual results could differ materially from those predicted or implied by such forward-looking statements, and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences also include, but are not limited to, those factors that could affect Root’s business, operating results, and stock price included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Root’s Registration Statement on Form S-1 or 2020 Annual Report on Form 10-K or Q3 2021 Form 10-Q at http://ir.joinroot.com or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this letter or the above-referenced webcast, which are based on information available to Root on the date hereof. Such forward-looking statements do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. We assume no obligation to update such statements. Letter to Shareholders: Q3 2021 ____________________________________________________________________________________________________________ 15

Letter to Shareholders: Q3 2021

Financial statements

ROOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

	As of	
	September 30, 2021	December 31, 2020
	(in millions, except par value)	
Assets		
Investments:		
Fixed maturities available-for sale, at fair value (amortized cost: $129.2 and $215.4 at September 30, 2021 and December 31, 2020, respectively)	$ 130.8	$ 221.0
Short-term investments (amortized cost: zero and $3.0 at September 30, 2021 and December 31, 2020, respectively)	—	3.0
Other investments	1.3	0.5
Total investments	132.1	224.5
Cash and cash equivalents	834.1	1,112.8
Restricted cash	1.0	1.0
Premiums receivable, net of allowance of $3.3 and $3.5 at September 30, 2021 and December 31, 2020, respectively	175.8	130.1
Reinsurance recoverable	176.4	124.8
Prepaid reinsurance premiums	114.7	112.8
Other assets	90.4	56.3
Total assets	$ 1,524.5	$ 1,762.3
Liabilities and Stockholders' Equity		
Liabilities:		
Loss and loss adjustment expense reserves	$ 300.7	$ 237.2
Unearned premiums	210.9	157.1
Long-term debt	201.7	188.2
Reinsurance premiums payable	89.0	89.1
Accounts payable and accrued expenses	41.5	48.0
Other liabilities	44.7	10.3
Total liabilities	888.5	729.9
Commitments and Contingencies		
Stockholders' equity:		
Preferred stock, $0.0001 par value, 100.0 shares authorized, zero shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	—	—
Class A common stock, $0.0001 par value, 1,000.0 shares authorized, 127.0 and 59.4 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	—	—
Class B common stock, $0.0001 par value, 269.0 shares authorized, 125.5 and 192.2 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	—	—
Treasury stock, at cost	(0.8)	(0.8)
Additional paid-in capital	1,794.4	1,775.6
Accumulated other comprehensive income	1.6	5.6
Accumulated loss	(1,159.2)	(748.0)
Total stockholders' equity	636.0	1,032.4
Total liabilities and stockholders' equity	$ 1,524.5	$ 1,762.3

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Letter to Shareholders: Q3 2021

ROOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS - UNAUDITED

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2021	2020	2021	2020
	(in millions, except per share data)			
Revenues:				
Net premiums earned	$ 85.1	$ 44.9	$ 225.4	$ 278.4
Net investment income	1.0	1.1	2.6	4.3
Net realized gains on investments	—	0.1	2.4	0.2
Fee and other income	7.7	4.4	21.8	13.0
Total revenues	93.8	50.5	252.2	295.9
Operating expenses:				
Loss and loss adjustment expenses	114.4	76.1	284.5	303.3
Sales and marketing	65.4	36.9	245.5	90.1
Other insurance (benefit) expense	(4.5)	(26.3)	(3.6)	0.3
Technology and development	18.0	12.9	49.3	40.2
General and administrative	27.4	16.6	69.8	58.8
Total operating expenses	220.7	116.2	645.5	492.7
Operating loss	(126.9)	(65.7)	(393.3)	(196.8)
Interest expense	(6.1)	(19.5)	(17.9)	(32.9)
Loss before income tax expense	(133.0)	(85.2)	(411.2)	(229.7)
Income tax expense	—	—	—	—
Net loss	(133.0)	(85.2)	(411.2)	(229.7)
Other comprehensive income (loss):				
Changes in net unrealized gains (losses) on investments	(0.5)	0.1	(4.0)	5.0
Comprehensive loss	$ (133.5)	$ (85.1)	$ (415.2)	$ (224.7)
Loss per common share: basic and diluted (both Class A and B)	$ (0.53)	$ (2.20)	$ (1.65)	$ (5.94)
Weighted-average common shares outstanding: basic and diluted (both Class A and B)	250.2	38.8	248.8	38.7

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ROOT, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED Nine Months Ended September 30, 2021 2020 (in millions) Cash flows from operating activities: Net loss ........................................................................................................................................ $ (411.2) $ (229.7) Adjustments to reconcile net loss to net cash used in operating activities: Share-based compensation ....................................................................................................... 14.7 1.9 Tender offer .............................................................................................................................. — 25.1 Depreciation and amortization ................................................................................................. 11.0 10.6 Bad debt expense ...................................................................................................................... 14.7 16.7 Warrants fair value adjustment ................................................................................................ — 16.0 Payment-in-kind interest expense ............................................................................................ 9.3 6.8 Net realized gains on investments ............................................................................................ (2.4) (0.2) Change in fair value of equity securities (0.4) — Changes in operating assets and liabilities: Premiums receivable ................................................................................................................ (60.4) (32.4) Reinsurance recoverable .......................................................................................................... (51.6) (78.8) Prepaid reinsurance premiums ................................................................................................. (1.9) (101.7) Other assets .............................................................................................................................. (1.6) (8.1) Losses and loss adjustment expenses reserves ......................................................................... 63.5 84.6 Unearned premiums ................................................................................................................. 53.8 19.7 Reinsurance premiums payable ................................................................................................ (0.1) 140.7 Accounts payable and accrued expenses .................................................................................. (7.1) 31.6 Other liabilities ......................................................................................................................... 5.4 2.4 Net cash used in operating activities ........................................................................................... (364.3) (94.8) Cash flows from investing activities: Purchases of investments ......................................................................................................... (10.4) (138.1) Proceeds from maturities, call and pay downs of investments ................................................ 30.6 31.2 Sales of investments ................................................................................................................. 70.2 9.4 Capitalization of internally developed software ....................................................................... (4.8) (3.9) Purchases of fixed assets .......................................................................................................... (2.3) (1.7) Net cash provided by (used in) investing activities .................................................................... 83.3 (103.1) Cash flows from financing activities: Proceeds from exercise of stock options and restricted stock units, net of tax proceeds/ (withholding) ........................................................................................................................ 3.0 1.4 Purchase of treasury stock ........................................................................................................ — (0.2) Proceeds from debt and warrants issuance, net of issuance costs ............................................ — 12.1 Repayments of long-term debt ................................................................................................. (0.7) (13.2) Net cash provided by financing activities ................................................................................... 2.3 0.1 Net decrease in cash, cash equivalents and restricted cash ........................................................ (278.7) (197.8) Cash, cash equivalents and restricted cash at beginning of period ............................................. 1,113.8 416.6 Cash, cash equivalents and restricted cash at end of period ....................................................... $ 835.1 $ 218.8 Letter to Shareholders: Q3 2021 ____________________________________________________________________________________________________________ 18

Letter to Shareholders: Q3 2021

Supplemental financial information

ROOT, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS - UNAUDITED

	Three Months Ended September 30,		
	2021	2020	2019
	(dollars in millions, except Premiums per Policy)		
Policies in Force			
Auto	380,836	322,423	242,631
Renters	9,143	7,367	825
Premiums per Policy			
Auto	$ 986	$ 929	$ 877
Renters	$ 140	$ 139	$ 122
Premiums in Force			
Auto	$ 751.0	$ 599.1	$ 425.6
Renters	$ 1.3	$ 1.0	$ 0.1
Gross Written Premium(1)	$ 204.6	$ 164.6	$ 119.6
Gross Earned Premium(1)	$ 189.4	$ 154.4	$ 99.9
Gross Profit/(Loss)	$ (16.1)	$ 0.7	$ (36.5)
Gross Margin	(17.2)%	1.4 %	(45.9)%
Adjusted Gross Profit/(Loss)	$ (2.7)	$ 9.7	$ (27.2)
Direct Contribution	$ (10.5)	$ (5.5)	$ (31.1)
Ratio of Adjusted Gross Profit/(Loss) to Total Revenue	(2.9)%	19.2 %	(34.2)%
Ratio of Adjusted Gross Profit/(Loss) to Gross Earned Premium	(1.4)%	6.3 %	(27.2)%
Ratio of Direct Contribution to Total Revenue	(11.2)%	(10.9)%	(39.1)%
Ratio of Direct Contribution to Gross Earned Premium	(5.5)%	(3.6)%	(31.1)%
Gross Loss Ratio	92.7 %	89.8 %	113.3 %
Gross LAE Ratio	10.6 %	9.9 %	12.7 %
Gross Accident Period Loss Ratio	91.3 %	79.6 %	100.3 %

(1) Includes premiums assumed from the fronting carrier that commenced in August 2021. Assumed written premium for the three months ended September 30, 2021 was $7.6 million. Assumed earned premium for the three months ended September 30, 2021 was $0.9 million. Prior to the three months ended September 30, 2021 we did not assume any premiums.

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Letter to Shareholders: Q3 2021

ROOT, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS - UNAUDITED

	Nine Months Ended September 30, 2021	2020	2019
	(dollars in millions, except Premiums per Policy)		
Policies in Force			
Auto	380,836	322,423	242,631
Renters	9,143	7,367	825
Premiums per Policy			
Auto	$ 986	$ 929	$ 877
Renters	$ 140	$ 139	$ 122
Premiums in Force			
Auto	$ 751.0	$ 599.1	$ 425.6
Renters	$ 1.3	$ 1.0	$ 0.1
Gross Written Premium(1)	$ 584.2	$ 471.1	$ 307.4
Gross Earned Premium(1)	$ 530.3	$ 450.2	$ 233.3
Gross Profit/(Loss)	$ (28.7)	$ (7.7)	$ (60.9)
Gross Margin	(11.4)%	(2.6)%	(33.2)%
Adjusted Gross Profit/(Loss)	$ 10.5	$ 17.1	$ (40.0)
Direct Contribution	$ 12.3	$ 5.5	$ (44.6)
Ratio of Adjusted Gross Profit/(Loss) to Total Revenue	4.2 %	5.8 %	(21.8)%
Ratio of Adjusted Gross Profit/(Loss) to Gross Earned Premium	2.0 %	3.8 %	(17.1)%
Ratio of Direct Contribution to Total Revenue	4.9 %	1.9 %	(24.3)%
Ratio of Direct Contribution to Gross Earned Premium	2.3 %	1.2 %	(19.1)%
Gross Loss Ratio	85.2 %	84.2 %	103.6 %
Gross LAE Ratio	10.3 %	9.7 %	11.4 %
Gross Accident Period Loss Ratio	87.1 %	74.9 %	106.3 %

(1) Includes premiums assumed from the fronting carrier that commenced in August 2021. Assumed written premium for the nine months ended September 30, 2021 was $7.6 million. Assumed earned premium for the nine months ended September 30, 2021 was $0.9 million. Prior to the three months ended September 30, 2021 we did not assume any premiums.

Root Inc

20

Letter to Shareholders: Q3 2021

ROOT, INC. AND SUBSIDIARIES
RECONCILIATION OF TOTAL REVENUE TO GROSS PROFIT/(LOSS), ADJUSTED GROSS PROFIT/(LOSS) AND DIRECT CONTRIBUTION - UNAUDITED

	Three Months Ended September 30,		
	2021	2020	2019
		(dollars in millions)	
Total revenue	$ 93.8	$ 50.5	$ 79.6
Loss and loss adjustment expenses	(114.4)	(76.1)	(100.9)
Other insurance benefit (expense)	4.5	26.3	(15.2)
Gross profit/(loss)	$ (16.1)	$ 0.7	$ (36.5)
Gross margin	(17.2)%	1.4 %	(45.9)%
Less:			
Net investment income	$ (1.0)	$ (1.1)	$ (1.1)
Net realized gains on investments	—	(0.1)	—
Adjustments from other insurance expense[1]	14.4	10.2	10.4
Adjusted gross profit/(loss)	(2.7)	9.7	(27.2)
Ceded earned premium	104.3	109.5	24.1
Ceded loss and LAE	(81.2)	(77.8)	(24.9)
Net ceding commission and other[2]	(30.9)	(46.9)	(3.1)
Direct contribution	(10.5)	(5.5)	(31.1)
Gross earned premium	$ 189.4	$ 154.4	$ 99.9
Ratio of adjusted gross profit/(loss) to total revenue	(2.9)%	19.2 %	(34.2)%
Ratio of adjusted gross profit/(loss) to gross earned premium	(1.4)%	6.3 %	(27.2)%
Ratio of direct contribution to total revenue	(11.2)%	(10.9)%	(39.1)%
Ratio of direct contribution to gross earned premium	(5.5)%	(3.6)%	(31.1)%

(1) Adjustments from other insurance expense includes report costs, personnel costs, allocated overhead, licenses, professional fees and other.

(2) Net ceding commission and other is comprised of ceding commissions received in connection with reinsurance ceded, partially offset by sliding scale commission adjustments and amortization of excess ceding commission, and other impacts of reinsurance.

Root Inc

21

Letter to Shareholders: Q3 2021

ROOT, INC. AND SUBSIDIARIES
RECONCILIATION OF TOTAL REVENUE TO GROSS PROFIT/(LOSS), ADJUSTED GROSS PROFIT/(LOSS) AND DIRECT CONTRIBUTION - UNAUDITED

	Nine Months Ended September 30,		
	2021	2020	2019
	(dollars in millions)		
Total revenue	$ 252.2	$ 295.9	$ 183.7
Loss and loss adjustment expenses	(284.5)	(303.3)	(210.5)
Other insurance benefit (expense)	3.6	(0.3)	(34.1)
Gross profit/(loss)	$ (28.7)	$ (7.7)	$ (60.9)
Gross margin	(11.4)%	(2.6)%	(33.2)%
Less:			
Net investment income	$ (2.6)	$ (4.3)	$ (2.8)
Net realized gains on investments	(2.4)	(0.2)	—
Adjustments from other insurance expense[1]	44.2	29.3	23.7
Adjusted gross profit/(loss)	10.5	17.1	(40.0)
Ceded earned premium	304.9	171.8	58.9
Ceded loss and LAE	(222.0)	(119.6)	(57.8)
Net ceding commission and other[2]	(81.1)	(63.8)	(5.7)
Direct contribution	12.3	5.5	(44.6)
Gross earned premium	$ 530.3	$ 450.2	$ 233.3
Ratio of adjusted gross profit/(loss) to total revenue	4.2 %	5.8 %	(21.8)%
Ratio of adjusted gross profit/(loss) to gross earned premium	2.0 %	3.8 %	(17.1)%
Ratio of direct contribution to total revenue	4.9 %	1.9 %	(24.3)%
Ratio of direct contribution to gross earned premium	2.3 %	1.2 %	(19.1)%

(1) Adjustments from other insurance expense includes report costs, personnel costs, allocated overhead, licenses, professional fees and other.

(2) Net ceding commission and other is comprised of ceding commissions received in connection with reinsurance ceded, partially offset by sliding scale commission adjustments and amortization of excess ceding commission, and other impacts of reinsurance.

Root Inc

22

ROOT, INC. AND SUBSIDIARIES WRITTEN AND EARNED PREMIUM - UNAUDITED Three Months Ended September 30, Nine Months Ended September 30, 2021 2020 2021 2020 (dollars in millions) Gross written premium ........................................... $ 204.6 $ 164.6 $ 584.2 $ 471.1 Ceded written premium .......................................... (107.5) (189.1) (306.8) (274.7) Net written premium ............................................... 97.1 (24.5) 277.4 196.4 Gross earned premium ............................................ 189.4 154.4 530.3 450.2 Ceded earned premium ........................................... (104.3) (109.5) (304.9) (171.8) Net earned premium ............................................... $ 85.1 $ 44.9 $ 225.4 $ 278.4 Letter to Shareholders: Q3 2021 ____________________________________________________________________________________________________________ 23